Exhibit 3.1


                               State of Delaware

                               Secretary of State

                            Division of Corporations

                         Delivered 02:21 PM 07/29/2005

                           FILED 02:21 PM 07/29/2005

                          SRV 050627533 - 3996241 FILE

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                              CERTIFICATE OF MERGER

                                       OF

                           INTEGRATED STRATEGIES, INC.
                            (a Delaware corporation)

                                       and

                               ISI CONSULTING, LLC
                     (a Delaware limited liability company)

                                  with and into

                                ISI MERGER CORP.
                            (a Delaware corporation)

            Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law (the "DGCL"), Title 8, Section 251(c) of the DGCL, and Title 6,
Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA"), the undersigned entities executed the following Certificate of Merger and hereby certify to the following:

            FIRST: The constituent entities of the merger are: ISI Merger Corp., a corporation incorporated under the laws of the State of Delaware ("ISI Merger"), Integrated Strategies, Inc., a corporation incorporated under the laws of the State of Delaware ("ISI Corp."), and ISI Consulting, LLC, a limited liability company organized under the laws of the State of Delaware.

            SECOND: An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and by the constituent limited liability company in accordance with Sections 264(c) and 251(c) of the DGCL.

            THIRD: The surviving corporation will be ISI Merger and it will be a corporation under the jurisdiction of the State of Delaware.

            FOURTH: The certificate of incorporation of ISI Merger shall remain in effect as the certificate of incorporation of the surviving corporation.

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            FIFTH: The executed agreement and plan of merger is on file at the principal place of business of ISI Merger located at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

            SIXTH: A copy of the agreement and plan of merger will be furnished, on request and without cost, to any stockholder of any constituent corporation and to any member of any constituent limited liability company.

            SEVENTH: ISI Corp. is authorized to issue three hundred (300) shares, all of which are common stock without par value.

            EIGHTH: The effective date of the merger herein certified, insofar as the provisions of the DGCL govern such effective date, shall be date of filing this certificate with the Secretary of State of Delaware.

            IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by the undersigned and are true and correct.

Dated:   July 28, 2005.

                                     ISI MERGER CORP.
                                     (a Delaware corporation)

                                     By:       /s/  Scott Newman
                                          --------------------------
                                          Scott Newman
                                          President and Chief Executive Officer

                                     INTEGRATED STRATEGIES, INC.
                                     (a Delaware corporation)

                                     By:       /s/ Larry Hock
                                          --------------------------
                                          Larry Hock
                                          Chief Operating Officer

                                     ISI CONSULTING, LLC
                                     (a Delaware limited liability company)

                                     By:       /s/ Larry Hock
                                          --------------------------
                                          Larry Hock
                                          Chief Operating Officer